UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549
____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act Of 1934

January 28, 2008
Date of Report (Date of earliest event reported)
___________________________________________________________

ACURA PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in Charter)
___________________________________________________________

State of New York	1-10113	11-0853640
(State of Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification Number)

616 N. North Court, Suite 120
Palatine, Illinois 60067
(Address of principal executive offices) (Zip Code)

(847) 705-7709
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e- 4(c))

Item 1.01 Entry Into a Material Definitive Agreement

The Registrant and GCE Holdings LLC (“GCE”), the Registrant’s controlling shareholder, are parties to an Amended and Restated Voting Agreement dated February 6, 2004, as amended (the “Voting Agreement”). The Voting Agreement provides that the Board of Directors shall be comprised of not more than 7 members, 4 of whom shall be designees of GCE, one of whom shall be the Registrant’s Chief Executive Officer and two (2) of whom shall be independent directors. GCE has exercised its rights under the Voting Agreement with respect to three (3) directors.

As of January 24, 2008, the Voting Agreement was further amended (“Voting Agreement Amendment”). The Voting Agreement Amendment provides for a reduction in the number of Board members designated by GCE from 4 members to 3 members and for an increase in the number of independent directors from 2 members to 3 members. The Voting Agreement Amendment also provides that GCE’s rights to designate directors terminates on the date it ceases be a holder of at least 2,500,000 shares (including shares underlying warrants) of the Registrant’s common stock. Furthermore, from and after the date GCE is no longer a holder of at least 10,000,000 shares (including shares underlying warrants), its rights to designate board members will be reduced from three (3) directors to two (2) directors, with the forfeited seat becoming a seat for an independent director to thereafter be nominated and elected to the Board of Directors from time to time by the then current directors. Finally, from and after the date GCE ceases to be a holder of at least 5,000,000 shares (including shares underlying warrants) it has the right to designate only one (1) director, with the additional forfeited seat becoming a seat for an independent director to thereafter be nominated and elected to the Board of Directors from time to time by the then current directors.

GCE currently is the beneficial owner of 77.6% of the Registrant’s securities and is controlled by Essex Woodlands Health Venture Fund V, L.P., Care Capital Investments II, L.P., Care Capital Offshore Investments II, L.P., Galen Partners III, L.P., Galen Partners International III, L.P. and Galen Employee Fund III, L.P. The designees of GCE Holdings serving on the Registrant’s Board of Directors are Immanuel Thangaraj, Richard Markham and Bruce F. Wesson.

Item 5.02 Departure of Directors or Principal Officers, Election of Directors, Appointment of Principal Officers.

Election of Director

On January 24, 2008, the Board appointed George Ross to the Board of Directors, as an independent director. George Ross has been an early stage business consultant and investor since April 2002.  Since July 2005 he has also been Executive Director, Greater New York for World Vision.  His business career has included senior financial officer and board member positions with both public and private companies in diverse industries.  Mr. Ross was Executive Vice President and Chief Financial Officer and a board member of Tier Technologies Inc. from February 1997 to January 2000, which became a public company during this period.  Mr. Ross was a partner and investor with Capital Partners from 1992 to 1997, serving on multiple boards of directors.  He was a senior financial officer and director of various Axel Johnson Inc. businesses from 1979 to 1992.  He also served as Executive Vice President and Chief Financial Officer and director of Aminoil USA, an R.J. Reynolds (“RJR”) subsidiary, from 1976 to 1979; and in various financial positions with RJR from 1969 to 1976.  He also has worked in public accounting with Ernst & Ernst. Mr. Ross is a Certified Public Accountant and earned a Bachelor of Arts degree from Ohio Wesleyan University and a Masters of Business Administration from Ohio State University.

Mr. Ross will serve as a member of the Audit Committee of the Board of Directors, and as the chairperson of, and “financial expert” on that Committee. The Audit Committee is now comprised of Mr. Ross, Mr. Sumner and Mr. Skelly.

Mr. Ross will be compensated according to the Board compensation schedule described in Item 8.01.

Item 8.01 Other Events.

On January 24, 2008, the Board adopted a new compensation schedule for non-employee directors, which provides for a $20,000 annual retainer for each non-employee Director, an additional $5,000 for the chairperson of the Audit Committee and $2,500 for each other Committee chairperson, a $1,000 fee for each Board meeting attended in person ($500 if attended telephonically), and a $500 fee for each Committee meeting attended in person ($250 if attended telephonically).  The annual retainer and the fees for Audit Committee and other committee chairpersons are paid in equal quarterly installments on the last day of each quarter. Other fees are paid shortly after they are earned. In addition, non-employee Directors will receive an annual grant of options to purchase 15,000 shares of our common stock on January 1 of each year (except 2008, for which the grant date is January 24, 2008) at an exercise price equal to the last sale price on the date of grant (or closing price if the common stock is then listed on an exchange or national market system), vesting in four equal installments on the last day of each calendar quarter in the year of grant.

Item 9.01 Financial Statements and Exhibits.

Exhibit
Number	Description

10.1	Second Amendment to Amended and Restated Voting Agreement dated as of January 24, 2008

99.1	Press Release dated January 24, 2008 Announcing Appointment of Mr. George Ross to the Board of Directors

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ACURA PHARMACEUTICALS, INC.

By:    /s/ Peter A. Clemens
          Peter A. Clemens
          Senior Vice President & Chief Financial
          Officer

Date: January 28, 2008

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Second Amendment to Amended and Restated Voting Agreement dated as of January 24, 2008

99.1	Press Release dated January 24, 2008 Announcing Appointment of Mr. George Ross to the Board of Directors